Exhibit 99.1

Steel Connect Reports Third Quarter Fiscal 2022 Financial Results

Third Quarter Fiscal 2022 Results

•Net revenue totaled $51.5 million, as compared to $49.4 million in the same period in the prior year
•Net loss from continuing operations, net of income taxes was $9.7 million, as compared to a net loss from continuing operations of $9.3 million in the same period in the prior year
•Net income attributable to common stockholders was $29.7 million, as compared to a net loss of $28.1 million in the same period in the prior year
•Adjusted EBITDA* was $0.9 million, as compared to $(0.4) million in the same period in the prior year
•Net cash used in operating activities was $2.5 million
•Free Cash Flow* totaled $(2.9) million
•Total debt, net of unamortized discounts and issuance costs, was $10.5 million; Net Debt* totaled $(35.0) million

Nine-Month Fiscal Year-to-Date Financial Results

•Net revenue totaled $150.2 million, as compared to $178.6 million in the same period in the prior year
•Net loss from continuing operations, net of income taxes was $12.2 million, as compared to a net loss from continuing operations of $11.5 million in the same period in the prior year
•Net loss attributable to common stockholders was $13.9 million, as compared to a net loss of $35.0 million in the same period in the prior year
•Adjusted EBITDA* was $3.3 million, as compared to $8.8 million in the same period in the prior year
•Net cash used in operating activities was $5.3 million
•Free Cash Flow* totaled $(6.4) million

SMYRNA, TN (June 14, 2022) – Steel Connect, Inc. (the "Company") (NASDAQ: STCN) today announced financial results for its third quarter ended April 30, 2022.

"For the third quarter, ModusLink remained focused on driving growth with our current and new customers." said Interim Chief Executive Officer and Executive Chairman Warren Lichtenstein. “We continue to rightsize the business based on current and expected demand while closely managing costs. In addition, we have significantly deleveraged the balance sheet due to the disposition of IWCO Direct, and we have positive working capital."

Disposition of IWCO Direct

As previously announced, on February 25, 2022, the Company completed the full disposition of IWCO Direct Holdings, Inc. ("IWCO Direct"), a wholly-owned subsidiary, to an investor group led by affiliates of Cerberus Capital Management, L.P., IWCO Direct’s senior secured lender. The Company received no cash consideration for the disposition and, following the disposition, has no net debt associated with IWCO Direct. The Company recognized a gain of $38.0 million upon deconsolidation. The historical results of IWCO Direct are included in the financial statements for the three and nine months ended April 30, 2022 and 2021, and are presented as a discontinued operation. ModusLink Corporation ("ModusLink") is unaffected by the disposition of IWCO Direct.

Proposed Merger with Steel Holdings

On June 12, 2022, the Company, Steel Partners Holdings L.P. ("Steel Holdings") and SP Merger Sub, Inc., a wholly-owned subsidiary of Steel Holdings (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Steel Holdings. The Merger Agreement provides that each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than dissenting shares and shares owned by the Company, Steel Holdings or any of their respective subsidiaries) shall, subject to the terms and conditions set forth in the Merger Agreement, be converted into the right to receive (i) $1.35 in cash, without interest and (ii) one contingent value right to receive a pro rata share of the proceeds received by the Company, Steel Holdings or any of their affiliates with respect to the sale, transfer or other disposition of all or any portion of the assets currently owned by ModusLink within two years of the Merger’s closing date, to the extent such proceeds exceed $80 million plus certain related costs and expenses. Steel Holdings and certain of its affiliates have also entered into a Voting and Support Agreement pursuant to which, among other things, they have agreed to vote all shares of common stock and Series C Preferred Stock beneficially owned by them in favor of the adoption of the Merger Agreement and the

Merger and any alternative acquisition agreement approved by the Company's board of directors (acting on the recommendation of the Special Committee).

The Merger Agreement includes a "go-shop" period that expires at 11:59 p.m. Eastern time on July 12, 2022, during which the Company may actively solicit and consider alternative acquisition proposals. There can be no assurances that the "go-shop" process will result in a superior proposal, and Steel Connect does not intend to communicate developments regarding the process unless and until Steel Connect determines that additional disclosure is required or desirable.

The closing of the Merger is conditioned upon receipt of approval of the Merger from (i) the holders of a majority in voting power of the outstanding shares of common stock and Series C Preferred Stock of the Company (voting on an as converted to shares of common stock basis), voting together as a single class, (ii) a majority of the outstanding shares of common stock of the Company not owned, directly or indirectly, by Steel Holdings, its affiliates and related parties, and any other officers or directors of the Company and (iii) the holders of a majority of the outstanding shares of Series C Preferred Stock of the Company, voting as a separate class, as well as other customary closing conditions. Accordingly, there can be no assurance that the Company will be able to complete the Merger on the expected timeline or at all. Subject to the satisfaction of all of the conditions to closing, including the receipt of the separate stockholder approvals, the Merger is expected to close in the second half of 2022.

The board of directors of the Company (the “Company Board”), acting on the unanimous recommendation of the special committee of the Company Board (the “Special Committee”), and the Board of Directors of Steel Partner Holdings GP Inc., the general partner of Steel Holdings, approved the Merger Agreement and the transactions contemplated by the Merger Agreement (such transactions, collectively, the “Transactions”) and resolved to recommend the stockholders adopt the Merger Agreement and approve the Transactions. The Special Committee, which is comprised solely of independent and disinterested directors of the Company who are unaffiliated with Steel Holdings, exclusively negotiated the terms of the Merger Agreement with Steel Holdings, with the assistance of its independent financial and legal advisors.

Results of Operations

The financial information and discussion that follows below are for the Company’s operations.

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
	(in thousands)
Net revenue	$51,548	$49,434	$150,223	$178,552
Net loss from continuing operations	(9,695)	(9,294)	(12,163)	(11,481)
Net income (loss) attributable to common stockholders	29,663	(28,148)	(13,882)	(34,962)
Adjusted EBITDA*	938	(378)	3,318	8,799
Adjusted EBITDA margin*	1.8%	(0.8)%	2.2%	4.9%
Net cash (used in) provided by operating activities	(2,544)	5,285	(5,267)	(4,963)
Additions to property and equipment	316	220	1,142	902
Free cash flow*	(2,860)	5,065	(6,409)	(5,865)

*    See reconciliations of these non-GAAP measurements to the most directly comparable GAAP measures included in the financial tables. See also "Note Regarding Use of Non-GAAP Financial Measurements" below for the definitions of these non-GAAP measures.

Comparison of the Third Quarter and Nine Months Ended April 30, 2022 and 2021

	Three Months Ended April 30,			Nine Months Ended April 30,
	2022	2021	Fav (Unfav)	2022	2021	Fav (Unfav)
	(unaudited, $ in thousands)
Net revenue	$51,548	$49,434	4.3%	$150,223	$178,552	(15.9)%
Cost of revenue	(42,303)	(39,531)	(7.0)%	(120,672)	(139,262)	13.3%
Gross profit	9,245	9,903		29,551	39,290
Gross margin percentage	17.9%	20.0%		19.7%	22.0%
Selling, general and administrative	(9,214)	(12,417)	25.8%	(28,899)	(36,754)	21.4%
Interest income (expense), net	(845)	(618)	(36.7)%	(2,350)	(1,903)	(23.5)%
Other gains (losses), net	2,151	153	1,305.9%	1,605	(3,990)	140.2%
Income (loss) from continuing operations before income taxes	1,337	(2,979)		(93)	(3,357)
Income tax expense	(11,032)	(6,315)	(74.7)%	(12,070)	(8,124)	(48.6)%
Net loss from continuing operations	$(9,695)	$(9,294)		$(12,163)	$(11,481)

Net Revenue

Net revenue from continuing operations for the third quarter increased $2.1 million, or 4.3%, as compared to the same period in the prior year. This increase in net revenue was primarily driven by higher volume associated with clients in the computing and consumer electronics markets.

Net revenue from continuing operations for the nine months ended April 30, 2022 decreased $28.3 million, or 15.9%, as compared to the same period in the prior year, primarily due to lower volume associated with clients in the computing and consumer electronics markets, which have been negatively impacted by global market shortage of semiconductor and other electrical component supplies.

Cost of Revenue

Cost of revenue from continuing operations for the third quarter increased $2.8 million, or 7.0%, as compared to the same period in the prior year, primarily due to increased material and labor costs from higher sales volume. The Company's gross margin percentage decreased by 210 basis points to 17.9%, as compared to 20.0% for the same period in the prior year, primarily due to higher labor and material costs, not completely offset by the higher revenues.

Cost of revenue from continuing operations for the nine months ended April 30, 2022 decreased $18.6 million, or 13.3%, as compared to the same period in the prior year, primarily due to decreased material and labor costs from lower sales volume associated with clients in the computing and consumer electronics markets. The Company's gross margin percentage decreased by 230 basis points to 19.7%, as compared to 22.0% for the same period in the prior year, primarily due to lower revenues and higher labor costs.

Selling, General and Administrative

Selling, general and administrative ("SG&A") expenses for the third quarter decreased $3.2 million, or 25.8%, as compared to the same period in the prior year. The decrease in SG&A expenses is primarily due to lower costs associated with the information technology function for the Supply Chain segment.

SG&A expenses for the nine months ended April 30, 2022 decreased $7.9 million, or 21.4%, as compared to the same period in the prior year. SG&A expenses for the Supply Chain segment decreased primarily due to lower costs associated with the information technology function. Corporate-level activity decreased primarily due to a decrease in professional fees and employee related costs.

Interest Expense

Total interest expense during the three and nine months ended April 30, 2022 did not change significantly as compared to the same period in the prior year.

All Other Expenses, Net

All other expenses, net are primarily composed of foreign exchange gains and losses. The Company recorded $2.2 million and $0.2 million of foreign exchange gains during the three months ended April 30, 2022 and 2021, respectively. The Company recorded $1.6 million of foreign exchange gains and $4.0 million of foreign exchange losses during the nine months ended April 30, 2022 and 2021, respectively.

Income Tax Expense

Income tax expense for the third quarter increased $4.7 million as compared to the same period in the prior year and for the nine months increased $3.9 million as compared to the same period in the prior year. These increases are primarily due to the income tax expense associated with an increase in the valuation allowance recorded on deferred tax assets as a result of the IWCO Direct disposal during the three months ended April 30, 2022.

Loss From Continuing Operations, Net of Income Tax

Loss from continuing operations, net of income tax for the third quarter increased $0.4 million, as compared to the same period in the prior year. The increase in loss from continuing operations, net of income tax is primarily due to the increase in income taxes, partially offset by an increase in operating income.

Loss from continuing operations, net of income taxes for the nine months increased $0.7 million, as compared to the same period in the prior year. The increase in loss from continuing operations, net of income tax is primarily due to the increase in income taxes, partially offset by an increase in foreign exchange gains and an increase in operating income.

Additions to Property and Equipment (Capital Expenditures)

Capital expenditures for the third quarter totaled $0.3 million, or 0.6% of net revenue, as compared to $0.2 million, or 0.5% of net revenue, for the same period in the prior year. Capital expenditures for the nine months totaled $1.1 million, or 0.8% of net revenue, as compared to $0.9 million, or 0.5% of net revenue, for the same period in the prior year. The increase was primarily due to reduced capital spending in the prior year as the result of the COVID-19 pandemic.

Adjusted EBITDA

Adjusted EBITDA increased $1.3 million for the third quarter as compared to the same period in the prior year, primarily due to reduced operating expenses. Adjusted EBITDA decreased $5.5 million, or 62.3%, for the nine months as compared to the same period in the prior year, primarily due to reduced gross profit.

Liquidity and Capital Resources

As of April 30, 2022, the Company had cash and cash equivalents of $49.9 million and ModusLink had readily available borrowing capacity of $12.2 million under its revolving credit facility with Umpqua Bank.

As of April 30, 2022, total debt outstanding, net of unamortized discounts and issuance costs, was $10.5 million, which was comprised of $14.9 million outstanding on the 7.50% Convertible Senior Note due March 1, 2024, less unamortized discounts and issuance costs.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company whose wholly-owned subsidiary, ModusLink Corporation, serves the supply chain management market.

ModusLink is an end-to-end global supply chain solutions and e-commerce provider serving clients in markets such as consumer electronics, communications, computing, medical devices, software and retail. ModusLink designs and executes critical elements in its clients' global supply chains to improve speed to market, product customization, flexibility, cost, quality and service. These benefits are delivered through a combination of industry expertise, innovative service solutions, and integrated operations, proven business processes, an expansive global footprint and world-class technology. ModusLink also produces and licenses an entitlement management solution powered by its enterprise-class Poetic software, which offers a complete solution for activation, provisioning, entitlement subscription, and data collection from physical goods (connected products) and digital products. ModusLink has an integrated network of strategically located facilities in various countries, including numerous sites throughout North America, Europe and Asia.

– Financial Tables Follow –

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	April 30, 2022	July 31, 2021
	(unaudited)
Assets:
Cash and cash equivalents	$49,914	$58,117
Accounts receivable, trade, net	43,932	36,547
Inventories, net	9,837	9,043
Funds held for clients	7,580	8,212
Prepaid expenses and other current assets	4,331	4,958
Current assets of discontinued operations	—	96,522
Total current assets	115,594	213,399
Property and equipment, net	3,768	4,616
Operating lease right-of-use assets	21,814	18,253
Other assets	6,123	5,692
Long-term assets of discontinued operations	—	434,421
Total assets	$147,299	$676,381

Liabilities:
Accounts payable	$32,355	$29,829
Accrued expenses	29,406	32,653
Funds held for clients	7,580	8,212
Current lease obligations	7,613	9,643
Other current liabilities	15,208	14,264
Current liabilities of discontinued operations	—	123,392
Total current liabilities	92,162	217,993
Convertible note payable	10,572	9,343
Long-term lease obligations	14,119	8,719
Other long-term liabilities	4,693	3,863
Long-term liabilities of discontinued operations	—	395,071
Total long-term liabilities	29,384	416,996
Total liabilities	121,546	634,989

Contingently redeemable preferred stock	35,180	35,180

Total stockholders' (deficit) equity	(9,427)	6,212

Total liabilities, contingently redeemable preferred stock and stockholders' (deficit) equity	$147,299	$676,381

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Net revenue	$51,548	$49,434	$150,223	$178,552
Cost of revenue	42,303	39,531	120,672	139,262
Gross profit	9,245	9,903	29,551	39,290
Operating expenses:
Selling, general and administrative	9,214	12,417	28,899	36,754
Total operating expenses	9,214	12,417	28,899	36,754
Operating income (loss)	31	(2,514)	652	2,536
Other income (expense):
Interest income	3	1	9	10
Interest expense	(848)	(619)	(2,359)	(1,913)
Other gains (losses), net	2,151	153	1,605	(3,990)
Total other income (expense), net	1,306	(465)	(745)	(5,893)
Income (loss) from continuing operations before income taxes	1,337	(2,979)	(93)	(3,357)
Income tax expense	11,032	6,315	12,070	8,124
Loss from continuing operations, after income taxes	(9,695)	(9,294)	(12,163)	(11,481)
Income (loss) from discontinued operations, net of tax	39,895	(18,335)	(108)	(21,895)
Net income (loss)	30,200	(27,629)	(12,271)	(33,376)
Less: Preferred dividends on redeemable preferred stock	(537)	(519)	(1,611)	(1,586)
Net income (loss) attributable to common stockholders	$29,663	$(28,148)	$(13,882)	$(34,962)

Basic and diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$(0.17)	$(0.16)	$(0.23)	$(0.21)
Discontinued operations	$0.67	$(0.29)	$0.00	$(0.35)
Net income (loss) attributable to common stockholders	$0.50	$(0.45)	$(0.23)	$(0.56)

Weighted average common shares used in:
Basic and diluted earnings (loss) per share	59,853	62,263	59,961	61,898

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(12,271)	$(33,376)
Loss from discontinued operations, net of tax	108	21,895
Loss from continuing operations	(12,163)	(11,481)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	1,698	2,620
Amortization of deferred financing costs	102	103
Accretion of debt discount	1,229	930
Share-based compensation	519	443
Non-cash lease expense	7,083	7,505
Other (gains) losses, net	(1,605)	5,605
Changes in operating assets and liabilities:
Accounts receivable, net	(8,786)	14,247
Inventories, net	(1,291)	1,671
Prepaid expenses and other current assets	240	37
Accounts payable and accrued expenses	2,076	(20,556)
Refundable and accrued income taxes, net	142	11,458
Other assets and liabilities	5,489	(17,545)
Net cash used in operating activities of continuing operations	(5,267)	(4,963)
Cash flows from investing activities:
Additions of property and equipment	(1,142)	(902)
Proceeds from the disposition of property and equipment	—	69
Net cash used in investing activities of continuing operations	(1,142)	(833)
Cash flows from financing activities:
Preferred dividend payments	(1,598)	(1,586)
Repayments on capital lease obligations	(54)	(52)
Proceeds from issuance of common stock	—	4
Net cash used in financing activities of continuing operations	(1,652)	(1,634)
Net effect of exchange rate changes on cash, cash equivalents and restricted cash	(774)	746
Net decrease in cash, cash equivalents and restricted cash	(8,835)	(6,684)
Cash, cash equivalents and restricted cash, beginning of period	66,329	77,071
Cash, cash equivalents and restricted cash, end of period	$57,494	$70,387

Cash and cash equivalents of continuing operations, end of period	$49,914	$61,990
Funds held for clients, end of period	7,580	8,397
Cash, cash equivalents and restricted cash, end of period	$57,494	$70,387

Cash flows from discontinued operations:
Operating activities	$(6,738)	$25,975
Investing activities	625	(1,812)
Financing activities	4,230	(6,142)
Net cash (used in) provided by discontinued operations	$(1,883)	$18,021

Steel Connect, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Net revenue:
Supply Chain	51,548	49,434	150,223	178,552
	$51,548	$49,434	$150,223	$178,552
Operating income (loss):
Supply Chain	1,548	(534)	5,894	9,574
Total segment operating (loss) income	1,548	(534)	5,894	9,574
Corporate-level activity	(1,517)	(1,980)	(5,242)	(7,038)
Total operating (loss) income	31	(2,514)	652	2,536
Total other income (expense)	1,306	(465)	(745)	(5,893)
Income (loss) before income taxes	$1,337	$(2,979)	$(93)	$(3,357)

Steel Connect, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures to GAAP Measures
(in thousands)
(unaudited)

EBITDA and Adjusted EBITDA Reconciliations:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Net income (loss) from continuing operations	$(9,695)	$(9,294)	$(12,163)	$(11,481)

Interest income	(3)	(1)	(9)	(10)
Interest expense	848	619	2,359	1,913
Income tax expense	11,032	6,315	12,070	8,124
Depreciation	523	803	1,698	2,620
EBITDA	2,705	(1,558)	3,955	1,166

Strategic consulting and other related professional fees	163	965	509	1,130
Executive severance and employee retention	58	—	414	—
Restructuring and restructuring-related expense	118	(300)	974	918
Share-based compensation	111	97	519	443
Loss on sale of long-lived assets	2	36	3	(3)
Unrealized foreign exchange losses, net	(2,127)	410	(2,931)	5,183
Other non-cash (gains) losses, net	(92)	(28)	(125)	(38)
Adjustments related to certain tax liabilities	—	—	—	—
Adjusted EBITDA	$938	$(378)	$3,318	$8,799

Net revenue	$51,548	$49,434	$150,223	$178,552
Adjusted EBITDA margin	1.8%	(0.8)%	2.2%	4.9%

Free Cash Flow Reconciliation:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Net cash used in operating activities	$(2,544)	$5,285	$(5,267)	$(4,963)
Additions to property and equipment	(316)	(220)	(1,142)	(902)
Free cash flow	$(2,860)	$5,065	$(6,409)	$(5,865)

Net Debt Reconciliation:

	April 30, 2022	July 31, 2021
Total debt, net	$10,481	$9,147
Unamortized discounts and issuance costs	4,459	5,793
Cash and cash equivalents	(49,914)	(58,117)
Net debt	$(34,974)	$(43,177)

Note Regarding Use of Non-GAAP Financial Measurements

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt, all of which are non-GAAP financial measures, to assess its performance. EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income tax expense, depreciation and amortization of intangible assets. We define Adjusted EBITDA as net income (loss) from continuing operations excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, strategic consulting and other related professional fees, executive severance and employee retention, restructuring and restructuring-related expense, share-based compensation, (gain) loss on sale of long-lived assets, impairment of long-lived assets, impairment of goodwill, unrealized foreign exchange (gains) losses, net, other non-cash (gains) losses, net, and adjustments related to certain tax liabilities. The Company defines Free Cash Flow as net cash provided by (used in) operating activities less additions to property and equipment, and defines Net Debt as the sum of total debt, excluding reductions for unamortized discounts and issuance costs, less cash and cash equivalents.

We believe that providing these non-GAAP measurements to investors is useful, as these measures provide important supplemental information of our performance to investors and permit investors and management to evaluate the operating performance of our business. These measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of certain incentive compensation for executive officers and other key employees based on operating performance, determining compliance with certain covenants in the Company's credit facilities, and evaluating short-term and long-term operating trends in our core business segments. We use Free Cash Flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations, and similar to the use of Net Debt, assists management with its capital planning and financing considerations.

We believe that these non-GAAP financial measures assist in providing an enhanced understanding of our underlying operational measures to manage our core businesses, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Further, we believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making. These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

Some of the limitations of EBITDA and Adjusted EBITDA include:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

In addition, Net Debt assumes the Company's cash and cash equivalents can be used to reduce outstanding debt without restriction, while Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures and excludes the Company's remaining investing activities and financing activities, including the requirement for principal payments on the Company's outstanding indebtedness.

See reconciliations of these non-GAAP measures to the most directly comparable GAAP measures included in the financial tables of this release.

Net Operating Loss Carryforwards

The Company's Restated Certificate of Incorporation (the “Protective Amendment”) and Amended Tax Benefits Preservation Plan (the “Tax Plan”) includes provisions designed to protect the tax benefits of the Company's net operating loss carryforwards by preventing certain transfers of our securities that could result in an "ownership change" (as defined under Section 382 of the Internal Revenue Code). The Protective Amendment generally restricts any direct or indirect transfer if the effect would be to (i) increase the direct, indirect or constructive ownership of any stockholder from less than 4.99 percent to 4.99 percent or more of the shares of common stock then outstanding or (ii) increase the direct, indirect or constructive ownership of any stockholder owning or deemed to own 4.99 percent or more of the shares of common stock then outstanding. Pursuant to the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of the shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment (the "excess stock") for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. Pursuant to the Tax Plan and subject to certain exceptions, if a stockholder (or group) becomes a 4.99-percent stockholder after adoption of the Tax Plan, certain rights attached to each outstanding share of our common stock would generally become exercisable and entitle stockholders (other than the new 4.99-percent stockholder or group) to purchase additional shares of the Company at a significant discount, resulting in substantial dilution in the economic interest and voting power of the new 4.99-percent stockholder (or group). In addition, under certain circumstances in which the Company is acquired in a merger or other business combination after an non-exempt stockholder (or group) becomes a new 4.99-percent stockholder, each holder of a right (other than the new 4.99-percent stockholder or group) would then be entitled to purchase shares of the acquiring company's common stock at a discount. For further discussion of the Company's tax benefits preservation plan, please see the Company's filings with the SEC.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains forward-looking statements pertaining to, but not limited to, information with respect to a proposed transaction between the Company and Steel Holdings. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: challenges and risks arising from the disposition of IWCO Direct, including our reliance on the Supply Chain segment as our sole business; changes in our relationships with significant clients; fluctuations in demand for our products and services; our ability to achieve and sustain operating profitability; demand variability from clients without minimum purchase requirements; general economic conditions and public health crises (such as the ongoing COVID-19 pandemic); intense competition in our business; risks relating to impairment, misappropriation, theft and credit-related issues with respect to funds held for the Company’s clients; our ability to maintain adequate inventory levels; our ability to raise or access capital in the future; difficulties increasing operating efficiencies and effecting cost savings; loss of essential employees or an inability to recruit and retain personnel; the Company's ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions; risks inherent with conducting international operations, including our operations in Mainland China; the risk of damage, misappropriation or loss of the physical or intellectual property of the Company’s clients; increased competition and technological changes in the markets in which the Company competes; disruptions in or breaches of our technology systems; failure to settle disputes and litigation on terms favorable to the Company; the Company's ability to preserve and monetize its net operating losses; changes in tax rates, laws or regulations; failure to maintain compliance with Nasdaq’s continued listing requirements; potential conflicts of interest arising from members of our board of directors’ interests in Steel Holdings and its affiliates; the Company's ability to consummate the Merger with Steel Holdings; and potential adverse effects from changes in interest rates and the phase-out of LIBOR. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the SEC, including, but not limited to, the risk factors in the Company's Quarterly Report on Form 10-Q filed with the SEC on June 14, 2022. These filings are available on the Company's Investor Relations website under the "SEC Filings" tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Holdings and their respective affiliates. In connection with the proposed merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Participants in the Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the proposed merger, which may be different than those of Steel Connect’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect’s Common Stock in Steel Connect’s Annual Report on Form 10-K, filed with the SEC on October 29, 2021, and amended on November 30, 2021, and additional information about the ownership of Steel Connect’s Common Stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Investor Relations Contact

Jennifer Golembeske
914-461-1276
investorrelations@steelconnectinc.com